Exhibit 23

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-70646; 33-30680; 333-22883; 333-22881, and 33-57515) pertaining to certain employee benefit plans of Tyson Foods, Inc. and the Registration Statement (Form S-3 No. 333-53171) and in the related Prospectus of our report dated November 19, 2003, with respect to the consolidated financial statements and schedule of Tyson Foods, Inc. included in the Annual Report (Form 10‑K) for the year ended September 27, 2003, as amended, included in this Form 10-K/A.

                                                                                                         /s/ Ernst & Young LLP
                                                                                                          Ernst & Young LLP

Little Rock, Arkansas
January 7, 2004

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